Exhibit 99.3 October 16, 2020 3Q 2020 Financial Highlights (NYSE: STT)

Preface and forward-looking statements This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s news release announcing its third quarter 2020 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website, at http://investors.statestreet.com, and is incorporated herein by reference. This presentation (and the conference call accompanying it) contains forward-looking statements as defined by United States securities laws. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of the time this presentation is first furnished to the SEC on a Current Report on Form 8-K, and State Street does not undertake efforts to revise forward-looking statements. See “Forward-looking statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Certain financial information in this presentation is presented on both a GAAP basis and on a basis that excludes or adjusts one or more items from GAAP. The latter basis is a non-GAAP presentation. Refer to the Appendix for explanations of our non-GAAP financial measures and to the Addendum for reconciliations of our non-GAAP financial information. 2

Implementing our strategy while navigating the challenging environment

Client engagement

- Record AUC/A of $36.6T at quarter-end[1]
- 3Q20 servicing wins of $249B[1]
  - State Street Alpha[SM]-related wins contributed ~1/3 of new business
- Onboarded significant amount of new mandates and managed transaction volumes, while maintaining a robust pipeline
  - ~$800B of assets onboarded in 3Q20
- Record AUM of $3.1T at quarter-end[1]
- Opened Riyadh office to better support official institutions and regional institutional investors

Product performance and innovation

- Enhancing the client experience through technology innovation
  - Expanding Alpha functionality with multiple partnerships spanning across analytics, data and outsourced solutions providers
  - Paving the way for future cloud-based Alpha solutions; CRD now live on Microsoft® Azure's cloud
  - Introduced the Charles River Wealth Hub, streamlining interactions between asset and wealth managers
  - Launched NAV Insights, an enhanced production and delivery platform for hedge funds

Productivity and efficiencies

- Company-wide productivity and efficiency efforts achieved gross savings of 5%, or 2% on a net basis[2]
  - Gained efficiencies through operations, IT and real estate optimization, and disciplined vendor management
- Progress in productivity enabled targeted investments to support client needs, technology innovation, and resiliency
  - Further build-out of the CRD and Alpha platform
  - Upgrading and modernizing technology infrastructure

Employees and the financial system

- Developed a safe and measured framework to reopen offices
  - Almost all offices reopened, except India
- Establishing a "Workplace of the Future" plan, leveraging technology and optimizing a hybrid work from home model
- Launched 10-Point Action Plan to strengthen racial equity
- Key service provider to Federal Reserve programs
  - Supported clients' liquidity and financing needs

Refer to the Appendix included with this presentation for endnotes 1 to 19.

STATE STREET. | 3

3Q20 and 2020YTD highlights

All comparisons are to corresponding prior year periods unless noted otherwise

	3Q20	2020YTD
Financial performance	• EPS of $1.45, up 2% • Total revenue of $2.8B reflecting: – Fee revenue of $2.3B, up 2% – Net interest income of $0.5B, down (26)%, or (20)% ex-episodic and true-up items[A]	• EPS of $4.93, up 22% • Total revenue of $8.8B reflecting: – Fee revenue of $7.1B, up 4% – Net interest income of $1.7B, down (12)%
Efficiency and productivity	• Expenses ex-notable items of $2.1B, down (2)%[B] – Continued expense management, IT optimization and operational productivity – Operating leverage ex-notables of (2.3)%pts[B]	• Expenses ex-notable items of $6.4B, down (2)%[B] – Company-wide productivity and efficiency efforts achieved YTD gross savings of over $300M – Positive operating leverage ex-notables of 3.0%pts[B]
Capital and balance sheet strength	• ROE of 8.9% • Strong capital position supports clients and financial markets – CET1 ratio improved to 12.4% with significant headroom above regulatory requirement	• ROE of 10.6% • Average deposit growth of 21% driven by both interest-bearing and non-interest bearing balances • Loan and investment portfolio growth served to mitigate impact of rates

[A] 3Q20 NII of $478M includes a true-up of ~$(20)M related to prior periods that had previously been recorded in other comprehensive income. 3Q19 NII of $644M includes ~$20M of episodic market-related benefits. Excluding these episodic items and the 3Q20 true-up, 3Q20 adjusted NII of $498M decreased (20)% as compared to 3Q19 adjusted NII of $624M, and (11)% as compared to 2Q20. [B] Financial metrics ex-notable items are non-GAAP measures; refer to the Appendix for explanations and reconciliations of our non-GAAP measures.

STATE STREET | 4

Summary of 3Q20 results

(GAAP, $M except EPS data, or where otherwise noted)	Quarters			% Δ	
	3Q19	2Q20	3Q20	3Q19	2Q20
Revenue:					
Servicing fees	$1,272	$1,272	$1,301	2%	2%
Management fees	445	425	455	2	7
Foreign exchange trading services	284	344	294	4	(15)
Securities finance	116	92	84	(28)	(9)
Software and processing fees	142	245	172	21	(30)
Total fee revenue	2,259	2,378	2,306	2	(3)
Net interest income	644	559	478	(26)	(14)
Other income	-	-	-	nm	nm
Total revenue	$2,903	$2,937	$2,784	(4)%	(5)%
Provision for credit losses[3]	$2	$52	-	nm	nm
Total expenses	$2,180	$2,082	$2,103	(4)%	1%
Income before income tax expense	$721	$803	$681	(6)%	(15)%
Income tax expense	$138	$109	$126	(9)%	16%
Net income	$583	$694	$555	(5)%	(20)%
Diluted earnings per share	$1.42	$1.86	$1.45	2%	(22)%
Return on average common equity	9.7%	12.1%	8.9%	(0.8)%pts	(3.2)%pts
Pre-tax margin	24.8%	27.3%	24.5%	(0.3)%pts	(2.8)%pts
Tax rate	19.2%	13.6%	18.5%	(0.7)%pts	4.9%pts
Ex-notable items, non-GAAP[A]:					
Total expenses	$2,135	$2,070	$2,097	(2)%	1%
EPS	$1.51	$1.88	$1.45	(4)	(23)
Pre-tax margin	26.4%	27.7%	24.7%	(1.7)%pts	(3.0)%pts

Excluding episodic and true-up items of $20M in 3Q19 and $(20)M in 3Q20[B], NII was down (20)% YoY and (11)% QoQ

Notable Items

($M except EPS data)	Quarters[C]		
	3Q19	2Q20	3Q20
Acquisition and restructuring costs	$(27)	$(12)	$(15)
Legal and related costs	(18)	-	9
Total notable items (pre-tax)	$(45)	$(12)	$(6)
EPS Impact	$(0.09)	$(0.02)	$0.00

[A] This is a non-GAAP presentation; quarterly expenses ex-notable items, as presented, are calculated as expenses less notable items; refer to the Appendix for a reconciliation of ex-notable items to GAAP expenses and further explanations of non-GAAP measures. [B] 3Q20 NII of $478M includes a true-up of ~$(20)M related to prior periods that had previously been recorded in other comprehensive income. 3Q19 NII of $644M includes ~$20M of episodic market-related benefits. Excluding these episodic items and the 3Q20 true-up, 3Q20 adjusted NII of $498M decreased (20)% as compared to 3Q19 adjusted NII of $624M, and (11)% as compared to 2Q20. [C] Refer to the Addendum for further details on notable items. Refer to the Appendix included with this presentation for endnotes 1 to 19.

STATE STREET | 5

AUC/A and AUM levels, markets and flows performance

AUC/A and AUM^

AUC/A ($T, as of period-end)



+11%
+9%
$32.9
$33.5
$36.6
3Q19
2Q20
3Q20

- 11% increase from 3Q19 primarily driven by:
  - Higher period-end market levels, net new business growth, and client flows
- 9% increase from 2Q20 largely reflecting:
  - Higher period-end market levels and net new business growth

AUM ($B, as of period-end)



+7%
+3%
$2,953
$3,054
$3,148
3Q19
2Q20
3Q20

- 7% increase from 3Q19 reflecting:
  - Higher period-end market levels, and ETF net inflows, partially offset by institutional net outflows
- 3% increase from 2Q20 primarily due to:
  - Higher period-end market levels, partially offset by cash net outflows

Market indices[4]

(% change)		3Q20 vs 3Q19	3Q20 vs 2Q20
S&P 500	EOP	13%	8%
	Daily Avg	12	13
MSCI EAFE	EOP	(2)	4
	Daily Avg	(1)	11
MSCI EM	EOP	8	9
	Daily Avg	7	17
Barclays Global Agg	EOP	6	3

Select North America industry flows[5]

($B)	Total flows		
	3Q19	2Q20	3Q20
Long Term Funds	$35	$56	$1
Money Market	199	259	(193)
ETF	29	70	78
Total	262	385	(114)

^ Changes to AUC/A and AUM also reflect FX translation.
Refer to the Appendix included with this presentation for endnotes 1 to 19.

STATE STREET. 6

Revenue: Servicing fees

Servicing fees ($M)

Total revenue	$2,903	$3,048	$3,065	$2,937	$2,784	YoY -4% QoQ -5%



+2%
+2%
$1,272
$1,299
$1,287
$1,272
$1,301
3Q19
4Q19
1Q20
2Q20
3Q20

AUC/A sales performance indicators ($B)

	3Q19	4Q19	1Q20	2Q20	3Q20
AUC/A wins	$1,031	$294	$171	$162	$249
AUC/A to be installed	1,165	1,167	1,063	1,037	486

- Total revenues were positively impacted by FX translation when compared to 3Q19 and 2Q20 by $32M and $38M, respectively
  - Servicing fees were also positively impacted by $19M and $26M, respectively

3Q20 performance

Servicing fees of $1,301M up 2% YoY and QoQ

- Up 2% YoY primarily driven by higher average market levels, net new business and client activity, partially offset by moderating pricing headwinds.
  - Enhanced investor servicing offering and continued pricing discipline has reduced pricing headwinds
- Up 2% QoQ largely due to higher average market levels, partially offset by lower client activity

Revenue growth actions

Implementing new Institutional Services model to drive future revenue growth

- Leverage Alpha value proposition to create enhanced client solutions and expand sales pipeline
  - ~1/3 of 3Q20 AUC/A wins[1] attributed to Alpha deals
- Continue to upgrade talent and expand sales coverage model beyond Global Clients Division
  - Leverage segment, country and regional strategies to drive market share

Refer to the Appendix included with this presentation for endnotes 1 to 19.

STATE STREET. | 7

Revenue: Management, Markets, Software and processing fee revenue

Management, Markets, Software & processing fee ($M)



Total revenue
$2,903
$3,048
$3,065
$2,937
$2,784
YoY -4%
QoQ -5%
+2%
-9%
$987
$1,069
$1,112
$1,106
$1,005
Mgmt. fees
445
465
449
425
455
FX trading[6]
284
274
459
344
294
Securities finance
116
111
92
92
84
Software & processing
142
219
112
245
172
3Q19
4Q19
1Q20
2Q20
3Q20

3Q20 performance

Management, Markets, Software and processing fee revenue of $1,005M up 2% YoY, down (9)% QoQ

- Management fees of $455M
  - Up 2% YoY and 7% QoQ primarily driven by higher average market levels
  - Investment Management total fee revenue, including GLD ETF, increased 5% YoY and 7% QoQ[A]
- FX trading services of $294M[B]
  - Up 4% YoY reflecting higher client FX volume and volatility
  - Down (15)% QoQ mainly due to continued normalization of FX volume and volatility
- Securities finance of $84M
  - Down (28)% YoY primarily driven by lower balances and spreads
  - Down (9)% QoQ primarily driven by lower agency reinvestment rates
- Software and processing fees of $172M[B]
  - Up 21% YoY primarily reflecting higher CRD revenues
  - Down (30)% QoQ mainly reflecting the absence of a large 2Q20 on-prem CRD implementation and renewals, and lower market-adjustments

[A] Investment Management Total fee revenue (segment-basis) primarily consists of management fees, distributions fees including for GLD ETF, and certain market-related adjustments in Software and processing fees. Refer to the Addendum for further segment-basis information. [B] For 3Q20, on a consolidated basis, CRD revenue contributed $89M, including $86M in Software and processing fees and $3M in FX trading services. On a standalone-basis, CRD revenue of $99M includes $10M of revenue associated with affiliates, including SSGA, that is eliminated in consolidation for financial reporting purposes.
Refer to the Appendix included with this presentation for endnotes 1 to 19.

STATE STREET. 8

CRD performance

Financial performance
(Standalone basis, $M)[A]



+16%
-32%
$85M
$126M
$100M
$145M
$99M
On-prem[B]
Professional services
Software-enabled (including SaaS)[B]
20
17
49
57
19
49
28
19
53
63
26
57
20
22
57
20% YoY growth
3Q19
4Q19
1Q20
2Q20
3Q20

	3Q19	4Q19	1Q20	2Q20	3Q20
Pre-tax income[7]	$29	$68	$42	$84	$37
New bookings[8]	5	23	5	3	17

Business momentum

- New SaaS clients increased ~14% YTD[9]
- Average new client contract term increased over 40% and deal sizes doubled since acquisition[9]
- CRD now live on Microsoft® Azure's cloud-based computing platform
- Continue to add Wealth capabilities across the platform in the areas of trading and portfolio management
- Confident in achieving both revenue and expense synergy targets[10]

CRD wealth strategy

- Enhancing the client experience through technology innovation
  - Launched the Charles River Wealth Hub, a communications platform that enables asset managers to provide wealth managers a broad selection of separate account investment strategies
- 40+ clients with $2.9T of wealth-related assets on CRD's Investment Management Solution platform

[A] For 3Q20, CRD standalone results include revenue of $99M and pre-tax income of $37M, which includes $10M of revenue associated with affiliates, including SSGA, that is eliminated in consolidation for financial reporting purposes. On a consolidated basis, CRD revenue contributed $89M, including $86M in Software and processing fees and $3M in FX trading services. Revenue line items may not sum to total due to rounding. [B] On-prem revenue is revenue derived from locally installed software. Software-enabled revenue includes software as a service, maintenance and support revenue, FIX, brokerage, and value-add services. Revenue recognition pattern for on-prem installations differs from software-enabled revenue. Refer to the Appendix included with this presentation for endnotes 1 to 19.

STATE STREET. | 9

Revenue: Net interest income

NII and NIM($M)[11]

Total revenue	$2,903	$2,937	$2,784	YoY -4% QoQ -5%



-26%
-20% ex-episodic & true-up items^A
-14%
-11% ex-episodic & true-up items^A
$644
$624 ex-episodic benefits
$559
$478
$498 ex-true-up
3Q19
2Q20
3Q20

	3Q19	2Q20	3Q20
NIM[11] (FTE, %)	1.42%	0.93%	0.85%
ex-MMLF	n/a	0.98%	0.88%

NII of $478M down (26)% YoY and (14)% QoQ

- Down (26)% YoY primarily due to lower market rates, the absence of 3Q19 episodic market-related benefits and a 3Q20 true-up of ~$(20)M[A], partially offset by higher investment portfolio and loan balances
- Down (14)% QoQ largely driven by the impact of lower market rates and the 3Q20 true-up[A], partially offset by an expansion of the investment portfolio (ex. MMLF)
- Excluding the episodic benefits in 3Q19 and the true-up in 3Q20, NII was down (20)% YoY and (11)% QoQ[A]

Average balance sheet highlights ($B)

	3Q19	2Q20	3Q20
Total assets	$223	$285	$264
EOP	245	280	272
Loans	24	27	26
EOP	27	27	27
Investment portfolio (ex. MMLF)	94	98	103
EOP	94	98	107
Total deposits	157	197	189
EOP	171	200	198

Total average assets of $264B up 18% YoY and down (7)% QoQ

- Up 18% YoY largely driven by higher total average deposits
- Down (7)% QoQ primarily due to the run-off of the MMLF facility and stabilizing average deposits
- Expanding the investment portfolio to shift central bank balances to higher yielding assets

[A] 3Q20 NII of $478M includes a true-up of ~$(20)M related to prior periods that had previously been recorded in other comprehensive income. 3Q19 NII of $644M includes ~$20M of episodic market-related benefits.

Refer to the Appendix included with this presentation for endnotes 1 to 19.

STATE STREET | 10

Expenses

Expenses
(Ex-notable items, non-GAAP, $M)[A]



-2%
+1%
$2,135
$2,070
$2,097
Comp. & ben.
Info. sys.
Tran. processing
Occupancy
Other[12]
1,083
376
254
113
309
1,051
376
233
109
301
1,062
395
234
109
297
3Q19
2Q20
3Q20

	3Q19	2Q20	3Q20
GAAP Expense	$2,180	$2,082	$2,103
Head-count	39,407	39,068	38,979

- Total GAAP expenses were adversely impacted by FX translation when compared to 3Q19 and 2Q20 by $21M and $31M, respectively
- Headcount down (1)% YoY and flat QoQ

3Q20 performance
(Ex-notable items, non-GAAP)[A]

Expenses ex-notable items of $2,097M down (2)% YoY, up 1% QoQ

- Compensation and benefits of $1,062M
  - Down (2)% YoY primarily driven by lower headcount, medical costs and incentive compensation
  - Up 1% QoQ primarily driven by the absence of vendor credits and additional day count, partially offset by lower incentive compensation
- Information systems and communications of $395M
  - Up 5% YoY mainly reflecting higher software costs and technology infrastructure investments, partially offset by third-party vendor savings
  - Up 5% QoQ largely reflecting the absence of vendor credits from 2Q20
- Transaction processing services of $234M
  - Down (8)% YoY primarily due to higher sub-custody savings
- Occupancy of $109M
  - Down (4)% YoY primarily due to footprint optimization
- Other of $297M
  - Down (4)% YoY mainly driven by lower marketing and travel spend, partially offset by higher professional fees
  - Down (1)% QoQ mainly due to lower professional fees

[A] Quarterly expenses ex-notable items, as presented, is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items and seasonal expenses to GAAP expenses. Refer to the Appendix included with this presentation for endnotes 1 to 19.

STATE STREET. 11

Investment portfolio and capital ratios Investment portfolio highlights13 Capital ratios14 ($B, portfolio metrics as of quarter-end) (%, as of period-end) CET1 (Standardized) 11.3% 12.3% 12.4% A Headroom 4.4% $109 $112 1.0% G-SIB surcharge CCB/SCB15 14% $16 15% 2.5% $94 $15 8.0% ~$5B from 4.5% Minimum ratio Non-HQLA $15 16% ~$11B from MMLF MMLF 3Q19 2Q20 3Q20 Regulatory minimum Tier 1 Leverage 7.4% 6.1% 6.6% HQLA $79 84% $94 86% $96 85% Headroom 2.6% 4.0% Minimum ratio 3Q19 2Q20 3Q20 Regulatory minimum 3Q19 2Q20 3Q20 Continuing to accumulate excess capital HTM % 42% 49% 45% • CET1 ratio increased QoQ primarily driven by higher retained earnings, partially offset by higher RWAs Duration 2.6 2.4 2.9 • Tier 1 leverage ratio increased QoQ driven by higher retained earnings and lower average total assets • Returned $183M to shareholders in the form of common stock dividends in 3Q20 A Money Market Mutual Fund Liquidity Facility (MMLF) contributed ~$5B to the investment portfolio in 3Q20. Excluding MMLF, the investment portfolio size would be ~$107B, with a duration of 3.0 years and 42% HTM. Refer to the Appendix included with this presentation for endnotes 1 to 19. 12

Summary

3Q20 and 2020YTD financial performance

- 3Q20 EPS of $1.45, up 2%, and 2020YTD EPS of $4.93, up 22%
- 3Q20 financials:
  - Fee revenue up 2% YoY primarily driven by improved servicing and management fees, and CRD performance, partially offset by lower securities finance revenue
  - NII down (26)% YoY; ex-episodic and true-up items down (20)% YoY largely reflecting the lower interest rate environment[A]
  - Expenses ex-notable items down (2)% YoY reflecting ongoing expense management initiatives[B]
- 2020YTD financials:
  - Fee revenue up 4% YoY YTD
  - Expenses ex-notable items down (2)% YoY YTD, generating positive operating leverage ex-notable items of 3.0%pts[B]
- Strong capital ratios, with CET1 of 12.4%, and significant headroom above regulatory requirement

Continuing to support clients and employees through challenging times

- Increasing client satisfaction as we continue to onboard new clients and build new transaction pipeline
- Supporting employee career growth through an internal Talent Marketplace
- Launched 10-Point Action Plan to strengthen racial equity

[A] 3Q20 NII of $478M includes a true-up of ~$(20)M related to prior periods that had previously been recorded in other comprehensive income. 3Q19 NII of $644M includes ~$20M of episodic market-related benefits. Excluding these episodic items and the 3Q20 true-up, 3Q20 adjusted NII of $498M decreased (20)% as compared to 3Q19 adjusted NII of $624M, and (11)% as compared to 2Q20. [B] Financial metrics ex-notable items are non-GAAP measures; refer to the Appendix for explanations and reconciliations of our non-GAAP measures.

STATE STREET | 13

Medium-term financial targets 15 Loan portfolio 16 Reconciliation of notable items 17 Appendix Endnotes 18 Forward-looking statements 19 Non-GAAP measures 20 Definitions 21 14

Medium-term financial targetsA Our strategic priorities will deliver growth, drive innovation and enhance shareholder value Revenue growth 4–5% with CRD Pre-tax margin Further improve by an additional 2%pts EPS growth 10–15% ROE 12–15% Capital return Targeting total payout ratio greater than or equal to 80%B A Financial targets to be met within a three-year time horizon ending 2021 or on a run-rate basis for 2022. Financial targets do not reflect items outside of the normal course of business. Revenue and EPS growth targets stated on a YoY basis. Pre-tax margin stated relative to 3Q18YTD. Timing to achieve all medium-term financial targets may become subject to uncertainties associated with the COVID-19 15 pandemic, including the overall magnitude and duration of its impact. B Payouts calculated over CCAR cycles. CCAR cycles run from mid-year to mid-year. Refer to endnote 16 for additional details.

Loan portfolio

Average loans by segment ($B)[17]


$12
$4
$3
$4
$13
$4
$5
$5
$14
$4
$4
$3
3Q19
2Q20
3Q20
Fund Finance
Leveraged Loans
CRE/Other[18]
Overdrafts

Total Loans	$24	$27	$26	YoY +9% QoQ -5%

Allowance for credit losses and net charge-offs ($M)


$86
$0
$163
$14
$153
$14
3Q19[19]
2Q20
3Q20
Allowance for credit losses
Net charge-offs

3Q20 loan portfolio highlights

High quality loan portfolio; 81% investment grade; majority of credit extended to existing clients

- Fund Finance: Primarily includes '40 Act Funds, PE Capital Call Finance, and Business Development Companies
- Leverage Loans: High quality book with vast majority of loans rated BB and above, underweight cyclical sectors
- CRE and Other[18]: CRE portfolio average LTV of 52%; primarily in top US 30 metropolitan areas, existing buildings, substantially leased
- Overdrafts: End of period and average balances decreased QoQ by (15)% and (30)%, respectively

3Q20 reserve

- Allowance for credit losses of $153M, down (6)% QoQ primarily due to the impact of net charge-offs
- Net charge-offs of $14M, flat QoQ due to continued selective de-risking actions in leveraged loan portfolio
- Provision for credit losses was nil in 3Q20 compared to $52M in 2Q20, reflecting slightly improving economic forecasts and limited negative credit migration

Refer to the Appendix included with this presentation for endnotes 1 to 19.

STATE STREET. 16

Reconciliation of notable items

Quarterly reconciliation

(Dollars in millions, unless noted otherwise)	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	% Change 3Q20 vs. 3Q19	% Change 3Q20 vs. 2Q20	Year-to-Date 2019	Year-to-Date 2020	% Change YTD2020 vs. YTD2019
Total revenue, GAAP-basis	2,932	2,873	2,903	3,048	3,065	2,937	2,784	(4.1)%	(5.2)%	8,708	8,786	0.9%
Less: Other income				(44)								
Total revenue, excluding notable items	2,932	2,873	2,903	3,004	3,065	2,937	2,784	(4.1)%	(5.2)%	8,708	8,786	0.9%
Total expenses, GAAP basis	2,293	2,154	2,180	2,407	2,255	2,082	2,103	(3.5)%	1.0%	6,627	6,440	(2.8)%
Less: Notable expense items:												
Repositioning charges:												
Compensation and employee benefits				(98)								
Occupancy				(12)								
Repositioning charges				(110)								
Acquisition and restructuring costs	(9)	(12)	(27)	(29)	(11)	(12)	(15)			(48)	(38)	
Legal and related	(14)		(18)	(140)			9			(32)	9	
Total expenses, excluding notable items	2,270	2,142	2,135	2,128	2,244	2,070	2,097	(1.8)%	1.3%	6,547	6,411	(2.1)%
Seasonal expenses	(137)				(151)					(137)	(151)	
Total expenses, excluding notable items and seasonal expense items	2,133	2,142	2,135	2,128	2,093	2,070	2,097	(1.8)%	1.3%	6,410	6,260	(2.3)%
Operating leverage, GAAP-basis[A]								(60) bps	(620) bps			370 bps
Operating leverage, excluding notable items[B]								(230)	(650)			300
Pre-tax margin, GAAP-basis (%)	21.7%	25.0%	24.8%	20.9%	25.3%	27.3%	24.5%	(30)	(280)	23.8%	25.7%	190
Notable items as reconciled above (%)	0.8%	0.4%	1.6%	8.2%	0.3%	0.4%	0.2%			0.9%	0.3%	
Pre-tax margin, excluding notable items (%)	22.5%	25.4%	26.4%	29.1%	25.6%	27.7%	24.7%	(170)	(300)	24.7%	26.0%	130
Net income available to common shareholders, GAAP-basis	452	537	528	492	580	662	517	(2.1)%	(21.9)%	1,517	1,759	16.0%
Notable items as reconciled above: pre-tax	23	12	45	235	11	12	6			80	29	
Tax impact on notable items as reconciled above	(2)	(3)	(12)	(25)	(3)	(3)	(4)			(17)	(10)	
Preferred securities cost				22	9						9	
Net income available to common shareholders, excluding notable items	473	546	561	724	597	671	519	(7.5)%	(22.7)%	1,580	1,787	13.1%
Diluted EPS, GAAP-basis	1.18	1.42	1.42	1.35	1.62	1.86	1.45	2.1%	(22.0)%	4.03	4.93	22.3%
Notable items as reconciled above	0.06	0.03	0.09	0.63	0.05	0.02	0.00			0.18	0.08	
Diluted EPS, excluding notable items	1.24	1.45	1.51	1.98	1.67	1.88	1.45	(4.0)%	(22.9)%	4.21	5.01	19.0%

[A] Calculated as the period-over-period change in total revenue less the period-over-period change in total expenses.

[B] Calculated as the period-over-period change in total revenue, excluding notable items less the period-over-period change in total expenses, excluding notable items.

STATE STREET. 17

Endnotes 1. New asset servicing mandates, including announced front-to-back investment servicing clients, may be subject to completion of definitive agreements, approval of applicable boards and shareholders and customary regulatory approvals. New asset servicing mandates and servicing assets remaining to be installed in future periods exclude new business which has been contracted, but for which the client has not yet provided permission to publicly disclose and is not yet installed. These excluded assets, which from time to time may be significant, will be included in new asset servicing mandates and reflected in servicing assets remaining to be installed in the period in which the client provides its permission. Servicing mandates and servicing assets remaining to be installed in future periods are presented on a gross basis and therefore also do not include the impact of clients who have notified us during the period of their intent to terminate or reduce their relationship with State Street, which from time to time may be significant. New business in assets to be serviced is reflected in our AUC/A after we begin servicing the assets, and new business in assets to be managed is reflected in our AUM after we begin managing the assets. As such, only a portion of any new asset servicing and asset management mandates may be reflected in our AUC/A and AUM as of any particular date specified. Generally, our servicing fee revenues are affected by several factors including changes in market valuations, client activity and asset flows, net new business and the manner in which we price our services. We provide a range of services to our clients, including core custody services, accounting, reporting and administration and middle office services, and the nature and mix of services provided affects our servicing fees. The basis for fees will differ across regions and clients. The industry in which we operate has historically faced pricing pressure, and our servicing fee revenues are also affected by such pressures today. Consequently, no assumption should be drawn as to future revenue run rate from announced servicing wins or new servicing business yet to be installed, as the amount of revenue associated with AUC/A can vary materially. Management fees generally are affected by our level of AUM and differ based upon the nature, type and investment strategy of the investment product. Management fee revenue is more sensitive to market valuations than servicing fee revenue, as a higher proportion of the underlying services provided, and the associated management fees earned, are dependent on equity and fixed-income security valuations. Additional factors, such as the relative mix of assets managed, may have a significant effect on our management fee revenue. While certain management fees are directly determined by the values of AUM and the investment strategies employed, management fees may reflect other factors, including performance fee arrangements, as well as our relationship pricing for clients. 2. Company-wide productivity and efficiency gross savings of 5% based on an expenses ex-notable items basis for the comparison between 3Q20YTD and 3Q19YTD. 3Q20YTD expenses ex-notable items of $6,411M decreased (2)% from 3Q19YTD expenses ex-notable items of $6,547M. The decrease is primarily driven by gross savings worth ~(5)%, partially offset by incremental investments and variable costs worth ~3%. Financial metrics ex-notable items are non-GAAP measures. For further details on explanations and reconciliations of our non-GAAP measures, refer to Reconciliation of notable items and Non-GAAP measures included in the Appendix. 3. In accordance with ASU 2016-13, the Provision for credit losses for 2Q20 and 3Q20 includes the provision on funded and unfunded commitments as well as HTM securities. For 3Q19, the provision for credit losses on unfunded commitments of $0 is included within Total expenses. 4. The index names listed are service marks of their respective owners. 5. Industry data is provided for illustrative purposes only. It is not intended to reflect State Street's or its clients' activity and is indicative of only selected segments of the entire industry. The data provider for North America industry flows were changed to Morningstar from other providers in 3Q20 for consistency across regions and other efficiency considerations. Data collection and tabulation methodologies among data providers differ. All periods presented reflect data sourced from Morningstar. Prior period data therefore differs from data previously presented, which was sourced from other data providers. Morningstar data includes long-term mutual funds, ETF’s and Money Market funds. Mutual fund data represents estimates of net new cash flow, which is new sales minus redemptions combined with net exchanges, while ETF data represents net issuance, which is gross issuance less gross redemptions. Data for Fund of Funds, Feeder funds and Obsolete funds were excluded from the series to prevent double counting. Data is from the Morningstar Direct Asset Flows database. The long-term fund flows reported by Morningstar in North America are composed of US domiciled Market flows mainly in Equities, Allocation and Fixed Income asset classes. 3Q20 data for North America (US domiciled) includes Morningstar actuals July and August and Morningstar estimates for September 2020. 6. FX trading services includes Brokerage and other revenue. 7. Revenue and pre-tax income reflects the application of ASC 606. Revenue recognition under ASC 606 results in the acceleration of a significant portion of revenues for on-prem software agreements when a client goes live or renews their contract with us. The amount of revenue recognized in any given quarter will be driven in large part by client activity, including agreements that renew or are installed in that quarter. 8. CRD bookings, as presented in this presentation, represent signed annual recurring revenue contract value excluding bookings with affiliates, including SSGA. CRD revenue derived from affiliate agreements is eliminated in consolidation for financial reporting purposes. 9. Average contract term and deal size comparison based on new contracts between FY2017 to 3Q18 (CRD pre-acquisition) and 4Q18 to 3Q20 (CRD post-acquisition). Contracts exclude affiliates. New SaaS client comparison based on the number of SaaS clients at year-end 2019 as compared to September 2020. 10. Revenue synergy target of $75-85M in 2021 mainly represents opportunities to enhance the distribution of State Street products and capabilities to CRD clients, cross sell CRD into State Street client base, expand share of wallet across our combined client base, bundle services to clients seeking an integrated experience and expand combined and integrated capabilities into new client segments. Cost synergy target of ~$55-65M in 2021 is net of expenses and cost to achieve, excluding restructuring charges, on a pre-tax basis. All targets as announced on July 20, 2018. 11. NII is presented on a GAAP-basis. NIM is presented on an FTE-basis. Refer to the Addendum for reconciliations of NII FTE-basis to NII GAAP-basis on the Average Statement of Condition. NIM (ex-MMLF) is presented on a FTE-basis and also excludes NII of $12.1M and $1.7M for 2Q20 and 3Q20, respectively. 12. Other includes other expenses and amortization of intangible assets. 13. For purposes of this presentation, prior period balances have been revised to reflect the carrying value of the securities, including available-for-sale securities at fair value, rather than amortized cost. 14. Unless otherwise noted, all capital ratios referenced on this slide and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. The lower of capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Standardized approach ratios were binding for 3Q19, 2Q20 and 3Q20. Refer to the Addendum included with this presentation for a further description of these ratios. September 30, 2020 capital ratios are presented as of quarter-end and are estimated as of October 16, 2020. 15. State Street received an SCB requirement of 2.5%. The SCB requirement is effective as of October 1, 2020. 16. Subject to annual CCAR process conducted by the Board of Governors of the Federal Reserve System. CCAR cycles run from mid-year to mid-year. 17. Includes drawn loans, gross. Line items may not sum to total due to rounding. 18. CRE and Other category includes Commercial Real Estate, Alternative Financing, Municipal Loans, and other. 19. Calculated under the incurred loss methodology. 18

Forward-looking statements This presentation (and the conference call referenced herein) contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, the financial and market outlook, dividend and stock purchase programs, governmental and regulatory initiatives and developments, expense reduction programs, new client business, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “outlook,” “guidance,” “expect,” “priority,” “objective,” “intend,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this presentation is first issued. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposures or to which our clients have such exposures as a result of our acting as agent, including as an asset manager or securities lending agent; the significant risks and uncertainties for our business, results of operations and financial condition, as well as our regulatory capital and liquidity ratios and other regulatory requirements, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on the economy and financial markets, the effectiveness of our work from home arrangements and staffing levels in operational facilities, challenges associated with our return to office plans such as maintaining a safe office environment and integrating at- home and in-office staff, the impact of market participants on which we rely and actions taken by governmental authorities and other third parties in response to the pandemic and the impact of lower equity market valuations on our service and management fee revenue; increases in the volatility of, or declines in the level of, our NII; changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities); and changes in the manner in which we fund those assets; the volatility of servicing fee, management fee, trading fee and securities finance revenues due to, among other factors, the value of equity and fixed-income markets, market interest and FX rates, the volume of client transaction activity, competitive pressures in the investment servicing and asset management industries, and the timing of revenue recognition with respect to software and processing fees revenues; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits; the liquidity of the assets on our balance sheet and changes or volatility in the sources of such funding, particularly the deposits of our clients; and demands upon our liquidity, including the liquidity demands and requirements of our clients; the level, volatility and uncertainty of interest rates; the expected discontinuation of Interbank Offered Rates including London Interbank Offered Rate (LIBOR); the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses; the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; and the impact of monetary and fiscal policy in the U.S. and internationally on prevailing rates of interest and currency exchange rates in the markets in which we provide services to our clients; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to impairment of such securities and the recognition of a provision for credit losses in our consolidated statement of income; our ability to attract and retain deposits and other low-cost, short-term funding; our ability to manage the level and pricing of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines; our ability to deploy deposits in a profitable manner consistent with our liquidity needs, regulatory requirements and risk profile; and the risks associated with the potential liquidity mismatch between short-term deposit funding and longer term investments; the manner and timing with which the Federal Reserve and other U.S. and non-U.S. regulators implement or reevaluate the regulatory framework applicable to our operations (as well as changes to that framework), including implementation or modification of the Dodd-Frank Act and related stress testing and resolution planning requirements and implementation of international standards applicable to financial institutions, such as those proposed by the Basel Committee and European legislation (such as Undertakings for Collective Investments in Transferable Securities (UCITS) V, the Money Market Fund Regulation and the Markets in Financial Instruments Directive II/Markets in Financial Instruments Regulation); among other consequences, these regulatory changes impact the levels of regulatory capital, long-term debt and liquidity we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, restrictions on banking and financial activities and the manner in which we structure and implement our global operations and servicing relationships. In addition, our regulatory posture and related expenses have been and will continue to be affected by heightened standards and changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning, cyber-security, resiliency, resolution planning and compliance programs, as well as changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; adverse changes in the regulatory ratios that we are, or will be, required to meet, whether arising under the Dodd-Frank Act or implementation of international standards applicable to financial institutions, such as those proposed by the Basel Committee, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital or liquidity ratios that cause changes in those ratios as they are measured from period to period; requirements to obtain the prior approval or non-objection of the Federal Reserve or other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or corporate activities, including, without limitation, acquisitions, investments in subsidiaries, dividends and stock repurchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital or corporate initiatives may be restricted; geopolitical risks applicable to our operations and activities in jurisdictions globally, including emerging markets and economies, that have the potential to disrupt or impose costs, delays or damages upon our, our clients', our counterparties' and suppliers' and our infrastructure providers' respective operations, activities and strategic planning and to compromise financial markets and stability; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including, without limitation, additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to our operating model and the adequacy and resiliency of our controls or compliance programs; cyber-security incidents, or failures to protect our systems and our, our clients' and others' information against cyber-attacks, that could result in the theft, loss, unauthorized access to, disclosure, use or alteration of information, system failures, or loss of access to information; any such incident or failure could adversely impact our ability to conduct our businesses, damage our reputation and cause losses, potentially materially; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology; to replace and consolidate systems, particularly those relying upon older technology, and to adequately incorporate cyber- security, resiliency and business continuity into our operations, information technology infrastructure and systems management; to implement robust management processes into our technology development and maintenance programs; and to control risks related to use of technology, including cyber-crime and inadvertent data disclosures; our ability to identify and address threats to our information technology infrastructure and systems (including those of our third-party service providers); the effectiveness of our and our third party service providers' efforts to manage the resiliency of the systems on which we rely; controls regarding the access to, and integrity of, our and our clients' data; and complexities and costs of protecting the security of such systems and data; our ability to control operational and resiliency risks, data security breach risks and outsourcing risks; our ability to protect our intellectual property rights; the possibility of errors in the quantitative models we use to manage our business; and the possibility that our controls will prove insufficient, fail or be circumvented; economic or financial market disruptions in the U.S. or internationally, including those which may result from recessions or political instability; for example, the United Kingdom's (U.K.) exit from the European Union or actual or potential changes in trade policy, such as tariffs or bilateral and multilateral trade agreements; our ability to create cost efficiencies through changes in our operational processes and to further digitize our processes and interfaces with our clients, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment; our ability to promote a strong culture of risk management, operating controls, compliance oversight, ethical behavior and governance that meets our expectations and those of our clients and our regulators, and the financial, regulatory, reputational and other consequences of our failure to meet such expectations; the impact on our compliance and controls enhancement programs associated with the appointment of a monitor under the deferred prosecution agreement with the DOJ and compliance consultant appointed under a settlement with the SEC, including the potential for such monitor and compliance consultant to require changes to our programs or to identify other issues that require substantial expenditures, changes in our operations, payments to clients or reporting to U.S. authorities; the results of our review of our billing practices, including additional findings or amounts we may be required to reimburse clients, as well as potential consequences of such review, including damage to our client relationships or our reputation, adverse actions or penalties imposed by governmental authorities and costs associated with remediation of identified deficiencies; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or civil or criminal proceedings; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; the large institutional clients on which we focus are often able to exert considerable market influence and have diverse investment activities, and this, combined with strong competitive market forces, subjects us to significant pressure to reduce the fees we charge, to potentially significant changes in our AUC/A or our AUM in the event of the acquisition or loss of a client, in whole or in part, and to potentially significant changes in our revenue in the event a client re-balances or changes its investment approach, re-directs assets to lower- or higher-fee asset classes or changes the mix of products or services that it receives from us; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent; the possibility of significant reductions in the liquidity or valuation of assets underlying those pools and the potential that clients will seek to hold us liable for such losses; and the possibility that our clients or regulators will assert claims that our fees, with respect to such investment products, are not appropriate; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depositary obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to us or regarding other industry participants or industry- wide factors, or other reputational harm; changes or potential changes to the competitive environment, due to, among other things, regulatory and technological changes, the effects of industry consolidation and perceptions of us, as a suitable service provider or counterparty; our ability to complete acquisitions, joint ventures and divestitures, including, without limitation, our ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses, including, without limitation, CRD, and joint ventures will not achieve their anticipated financial, operational and product innovation benefits or will not be integrated successfully, or that the integration will take longer than anticipated; that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced; that client and deposit retention goals will not be met; that other regulatory or operational challenges will be experienced; and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to integrate CRD's front office software solutions with our middle and back office capabilities to develop our front-to-middle-to-back office State Street Alpha that is competitive, generates revenues in line with our expectations and meets our clients' requirements; the dependency of State Street Alpha on enhancements to our data management and the risks to our servicing model associated with increased exposure to client data; our ability to recognize evolving needs of our clients and to develop products that are responsive to such trends and profitable to us; the performance of and demand for the products and services we offer; and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes in accounting standards and practices; and the impact of the U.S. tax legislation enacted in 2017, and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2019 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this presentation is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time. 19

Non-GAAP measures In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non- GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges, gains/losses on sales, as well as, for selected comparisons, seasonal items. For example, we sometimes present expenses on a basis we may refer to as “expenses ex-notable items", which exclude notable items and, to provide additional perspective on both prior year quarter and sequential quarter comparisons, also exclude seasonal items. Management believes that this presentation of financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability. In addition, Management may also provide additional non-GAAP measures. For example, we present capital ratios, calculated under regulatory standards scheduled to be effective in the future or other standards, that management uses in evaluating State Street’s business and activities and believes may similarly be useful to investors. Additionally, we may present revenue and expense measures on a constant currency basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the Addendum for reconciliations of our non-GAAP financial information. To access the Addendum go to http://investors.statestreet.com and click on “Filings & Reports – Quarterly Earnings”. 20

Definitions AUC/A Assets under custody and/or administration AUM Assets under management Barclays Agg Barclays Agg represents Barclays Global Aggregate Bond Index Bps Basis points, with one basis point representing one hundredth of one percent CCAR Comprehensive Capital Analysis and Review CCB Capital conservation buffer CET1 Common equity tier 1 ratio CRD Charles River Development CRE Commercial real estate Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding for the noted period EM Emerging markets EOP End of period ETF Exchange-traded fund FX Foreign exchange FY Full-year GAAP Generally accepted accounting principles in the United States G-SIB Global systemically important bank HTM Held-to-maturity HQLA High quality liquid assets LTV Loan-to-value ratio MMLF Money Market Mutual Fund Liquidity Facility Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities Net interest margin (NIM) Net interest income divided by average interest-earning assets nm Not meaningful On-prem On-premises revenue as recognized in the CRD business Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable Payout ratio Total payout ratio is equal to common stock dividends and common stock purchases as a percentage of net income available to common shareholders Pre-tax operating margin Income before income tax expense divided by total revenue %P ts Percentage points is the difference from one percentage value subtracted from another Quarter-over-quarter (QoQ) Sequential quarter comparison Return on equity (ROE) Net income less dividends on preferred stock divided by average common equity SCB Stress capital buffer SSGA State Street Global Advisors T1L Tier 1 leverage ratio Year-over-year (YoY) Current period compared to the same period a year ago Year-to-date (YTD) The cumulative amount of time within a fiscal year up to the end of the quarter indicated (i.e., 3Q20YTD is equivalent to the nine months ended September 30, 2020) 21